Apco Completes Merger

Shareholders to Receive $14.50 in Cash Per Share

Transaction Equity Value of $427 million

Apco Shares to be Delisted

Apco Oil and Gas International Inc. (NASDAQ: APAGF) today announced that it had completed its merger with Pluspetrol Black River Corporation, a wholly-owned subsidiary of Pluspetrol Resources Corporation, in an all-cash transaction with an equity value of approximately $427 million. In connection with the transaction, Apco will be delisted from the NASDAQ Global Select Market and terminate its registration and reporting obligations with the Securities and Exchange Commission.

As previously announced, the transaction was approved by Apco’s shareholders at an extraordinary general meeting of shareholders held on Jan. 26, 2015. Pursuant to the terms of the merger agreement, Apco shareholders will receive $14.50 in cash for each share of Class A and ordinary shares they own.

Holders of certificated Apco shares will receive a letter of transmittal and instructions on how to surrender their share certificates of Apco in exchange for the merger consideration and should wait to receive the letter of transmittal and instructions before surrendering their share certificates.

Jefferies served as the exclusive financial advisor to Apco in connection with the transaction. Weil, Gotshal and Manges LLP acted as legal advisors to Apco and Maples and Calder served as Apco’s special Cayman Islands counsel. Cleary Gottlieb Steen and Hamilton LLP acted as legal advisors to Pluspetrol Resources Corporation and Appleby served as Pluspetrol Resources Corporation’s special Cayman Islands counsel.

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Apco and Apco’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to Apco on the date hereof. In some cases, you can identify forward looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Apco’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Apco nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Apco’s control. These factors include: failure to obtain shareholder approval of the proposed merger; failure to consummate the transaction or any delay in consummating the transaction; changes in laws or regulations; changes in general economic conditions or other risks described in Apco’s SEC filings. Apco undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. For additional information please refer to Apco’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Apco Oil and Gas International Inc.
MEDIA CONTACT:
Kelly Swan, 539-573-4944
or
INVESTOR CONTACT:
David Sullivan, 539-573-9360
1/29/2015 8:49:00 AM